EXHIBIT 99.1

Escalade Reports Fourth Quarter and Full Year 2024 Results

EVANSVILLE, IN, February 26, 2025 – Escalade, Inc. (Nasdaq: ESCA, or the “Company”), a leading manufacturer and distributor of sporting goods and indoor/outdoor recreational equipment, today announced results for the fourth quarter and full year 2024.

FOURTH QUARTER 2024 RESULTS

(As compared to the fourth quarter 2023)

●	Net sales decreased 2.4% to $63.9 million
●	Gross margin improved 61 basis points, to 24.9%
●	Operating income decreased 9.0% to $4.5 million
●	EBITDA totaled $5.9 million, a decrease of 7.6%
●	Net income of $2.7 million, or $0.19 per diluted share vs. $2.9 million, or $0.21 per diluted share for 2023
●	Cash provided by operations of $12.3 million vs $20.6 million in 2023

FULL YEAR 2024 RESULTS

(As compared to full year 2023)

●	Net sales decreased 4.6% to $251.5 million
●	Gross margin improved 130 basis points, to 24.7%
●	Operating income increased 12.3% to $20.0 million
●	EBITDA totaled $26.1 million, an increase of 11.1%
●	Net income of $13.0 million, or $0.93 per diluted share vs. $9.8 million, or $0.71 per diluted share for 2023
●	Cash provided by operations of $36.0 million vs. $48.3 million in 2023

For the fourth quarter ended December 31, 2024, Escalade reported net income of $2.7 million, or $0.19 per diluted share, versus net income of $2.9 million, or $0.21 per diluted share for the fourth quarter in 2023. Total net sales declined 2.4% on a year-over-year basis in the fourth quarter, primarily due to softer consumer demand across the majority of the Company’s product categories, partially offset by improved demand in the archery, table tennis, and fitness categories.

Escalade reported fourth quarter gross margin of 24.9%, an increase of 61 basis points versus the prior-year quarter, driven by lower manufacturing and logistics costs, when compared to the prior-year period.

The Company generated $12.3 million of cash flow from operations in the fourth quarter of 2024, compared to $20.6 million in the prior-year period. Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) decreased 7.6% to $5.9 million in the fourth quarter 2024, versus $6.4 million in the prior-year period.

As of December 31, 2024, the Company had $52.3 million of availability on its senior secured revolving credit facility maturing in 2027. During the fourth quarter of 2024, the Company utilized its strong cash flow from operations to reduce its debt by $3.9 million, resulting in a ratio of net debt to trailing twelve month EBITDA of 0.8x at December 31, 2024, down from 2.2x at the end of 2023.

The Board of Directors has authorized the current share repurchase program be reset and has authorized up to $20.0 million in future stock repurchases. The repurchase authorization does not have an expiration date and does not oblige the Company to acquire any particular amount of the Company’s common stock.

Escalade’s Board of Directors has declared a quarterly dividend of $0.15 per share of common stock. The dividend is payable on April 14, 2025 to all shareholders of record at the close of business on April 7, 2025.

MANAGEMENT COMMENTARY

“During the fourth quarter, we maintained strong operational discipline across the organization through a combination of improved asset optimization, expense reduction, and operational efficiency culminating in margin expansion and strong free cash flow generation in the period," stated Walter P. Glazer, Jr., President and CEO of Escalade. “Over the last two years as part of our cost rationalization program, we’ve removed significant costs from the business through the third quarter sale of our Mexico facility, operational improvements across our organization, and workforce reductions. As planned, we completed the winddown of our Orlando, Florida operations and terminated the facility lease in the fourth quarter. I should point out that we absorbed substantial one-time costs associated with these actions during 2023 and 2024 that will not recur in 2025.”

Glazer continued, “These initiatives enabled us to reduce our owned and leased square footage by nearly 20% in 2024. Furthermore, we have reduced total headcount by 23% over the past two years. We believe these actions to right-size our business position us to realize improved operating leverage and results during the current period of soft consumer demand. As we continue to invest in innovation and new product development, we plan to drive growth by gaining market share and fully participating in the next expansionary period in the economic cycle.”

“We remain highly focused on disciplined capital efficiency, which includes a continued focus on inventory rationalization,” stated Glazer. “We reduced total inventories by 18% over the last year and anticipate further improvement as we move through 2025. During 2024, we generated more than $36 million of operating cash flow, $25 million of which we used to reduce our outstanding debt, including paying off our higher cost variable rate debt, resulting in a net leverage ratio of 0.8x at year-end 2024, the lowest level in four years.”

“Following a period of cost rationalization and efficiency improvements, our business is well positioned for profitable long-term growth. Given the current headwinds associated with an uncertain macro-environment, we remain cautious in the near-term regarding consumer spending on discretionary recreational goods,” continued Glazer. “Our consumer-driven approach to innovation remains core to our business strategy. In the year ahead, we intend to prioritize investments in new product development within our portfolio of market-leading brands to support our mission of helping families and friends create lasting memories while pursuing healthy, active lifestyles.”

“Escalade remains committed to a balanced return of capital program,” continued Glazer. “During the fourth quarter, we repurchased $2.2 million of Escalade shares, paid $2.1 million in cash dividends, reduced debt by $3.9 million and built up $3.8 million of cash reserves. We will continue to pursue our disciplined approach to capital allocation including remaining selective acquirors of high quality, complementary brands consistent with our strategies to build long-term shareholder value.”

CONFERENCE CALL

A conference call will be held Wednesday, February 26, 2025, at 11:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Escalade’s website at www.escaladeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	1-844-481-2516
International Live:	1-412-317-0544

To listen to a replay of the teleconference, which subsequently will be available through March 12, 2025:

Domestic Replay:	1-844-512-2921
International Replay:	1-412-317-6671
Conference ID:	10196141

USE OF NON-GAAP FINANCIAL MEASURES

In addition to disclosing financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”), this release contains the non-GAAP financial measure known as “EBITDA.” A reconciliation of this non-GAAP financial measure is contained at the end of this press release. EBITDA is a non-GAAP financial measure that Escalade uses to facilitate comparisons of operating performance across periods. Escalade believes the disclosure of EBITDA provides useful information to investors regarding its financial condition and results of operations. Non-GAAP measures should be viewed as a supplement to and not a substitute for the Company’s U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated. Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of the Company’s results as reported under U.S. GAAP and should be evaluated only on a supplementary basis.

ABOUT ESCALADE

Founded in 1922, and headquartered in Evansville, Indiana, Escalade designs, manufactures, and sells sporting goods, fitness, and indoor/outdoor recreation equipment.  Our mission is to connect family and friends creating lasting memories. Leaders in our respective categories, Escalade’s brands include Brunswick Billiards®; STIGA® table tennis; Accudart®; RAVE Sports® water recreation; Victory Tailgate® custom games; Onix® pickleball; Goalrilla™ basketball; Lifeline® fitness; Woodplay® playsets; and Bear® Archery. Escalade’s products are available online and at leading retailers nationwide. For more information about Escalade’s many brands, history, financials, and governance please visit www.escaladeinc.com.

INVESTOR RELATIONS CONTACT

Patrick Griffin

Vice President - Corporate Development & Investor Relations

812-467-1358

FORWARD-LOOKING STATEMENTS

This report contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements, other than statements of historical fact, are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. These risks include, but are not limited to: Escalade’s ability to achieve its business objectives; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s plans and expectations surrounding the transition to its new Chief Executive Officer and all potential related effects and consequences; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; the evaluation and implementation of remediation efforts designed and implemented to enhance the Company’s control environment; the potential identification of one or more additional material weaknesses in the Company’s internal control of which the Company is not currently aware or that have not yet been detected; Escalade’s ability to control costs, including managing inventory levels; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; our international operations, including any related to political uncertainty and geopolitical tensions; general economic conditions, including inflationary pressures; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; continued listing of the Company’s common stock on the NASDAQ Global Market; the Company’s inclusion or exclusion from certain market indices; Escalade’s ability to obtain financing, to maintain compliance with the terms of such financing and to manage debt levels; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; the potential impact of actual or perceived defects in, or safety of, our products, including any impact of product recalls or legal or regulatory claims, proceedings or investigations involving our products; risks related to data security of privacy breaches; the potential impact of regulatory claims, proceedings or investigations involving our products; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries

Consolidated Statements of Operations

(Unaudited, In Thousands Except Per Share Data)

	Fourth Quarter Ended		Four Quarters Ended
All Amounts in Thousands Except Per Share Data	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net sales	$63,942	$65,506	$251,510	$263,566

Costs and Expenses
Cost of products sold	47,994	49,570	189,306	201,795
Selling, administrative and general expenses	10,864	10,357	43,303	41,480
Amortization	571	620	2,802	2,480
Gain on sale of assets held for sale	--	--	(3,905)	--

Operating Income	4,513	4,959	20,004	17,811

Other Income (Expense)
Interest expense	(307)	(1,069)	(2,302)	(5,349)
Other income (expense)	61	1	74	31

Income Before Income Taxes	4,267	3,891	17,776	12,493

Provision for Income Taxes	1,567	1,027	4,790	2,664

Net Income	$2,700	$2,864	$12,986	$9,829

Earnings Per Share Data:
Basic earnings per share	$0.20	$0.21	$0.94	$0.72
Diluted earnings per share	$0.19	$0.21	$0.93	$0.71

Dividends declared	$0.15	--	$0.60	$0.45

Consolidated Balance Sheets

(Unaudited, In Thousands)

All Amounts in Thousands Except Share Information	December 31, 2024	December 31, 2023

ASSETS
Current Assets:
Cash and cash equivalents	$4,194	$16
Receivables, less allowance for credit losses of $694 and $652; respectively	48,768	49,985
Inventories	76,025	92,462
Prepaid expenses	4,372	4,280
Prepaid income tax	465	88
TOTAL CURRENT ASSETS	133,824	146,831

Property, plant and equipment, net	22,221	23,786
Assets held for sale	--	2,653
Operating lease right-of-use assets	1,186	8,378
Intangible assets, net	25,838	28,640
Goodwill	42,326	42,326
Other assets	935	391
TOTAL ASSETS	$226,330	$253,005

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$7,143	$7,143
Trade accounts payable	11,858	9,797
Accrued liabilities	15,050	15,283
Current operating lease liabilities	444	1,041
TOTAL CURRENT LIABILITIES	34,495	33,264

Long-term debt	18,452	43,753
Deferred income tax liability, net	3,302	3,125
Operating lease liabilities	787	7,897
Other liabilities	297	387
TOTAL LIABILITIES	57,333	88,426

Commitments and contingencies	--	--

Stockholders' equity:
Preferred stock
Authorized: 1,000,000 shares, no par value, none issued
Common stock
Authorized: 30,000,000 shares, no par value
Issued and outstanding: 2024 —13,732,719 shares, 2023 —13,736,800 shares	4,218	4,480
Retained earnings	164,779	160,099
TOTAL STOCKHOLDERS’ EQUITY	168,997	164,579
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$226,330	$253,005

Reconciliation of GAAP Net Income to Non-GAAP EBITDA

(Unaudited, In Thousands)

	Fourth Quarter Ended		Four Quarters Ended
All Amounts in Thousands	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net Income (GAAP)	$2,700	$2,864	$12,986	$9,829

Interest expense	307	1,069	2,302	5,349
Income tax expense	1,567	1,027	4,790	2,664
Depreciation and amortization	1,350	1,450	6,041	5,671

EBITDA (Non-GAAP)	$5,924	$6,410	$26,119	$23,513